Q3 Update

Please read the scintillating Safe Harbor Statement at the bottom of this page....

Another week of news behind us, I thought I'd put some of our announcements in context. Most importantly, our earnings announcement in the last week of April.

Was I happy with our overall performance? Yes and no. Yes, in that we grew and generated a GAAP profit. No, in that some, but clearly not all the metrics were where we wanted them.

Let's start with the developer side of the world. We had good growth across our core developer properties - active users of NetBeans, Glassfish and Solaris all continued solid expansion (which is a nice prelude to our big event next week). As I've continued to state (and will do so forever), developers fuel the opportunities we monetize with products and services - but developers don't spend money, they spend time and attention. If we win more of that than our competitors, we, and our community partners, win more of the future opportunity. Mindshare drives marketshare.

Now, from a financial perspective, revenue was below our internal plans, but gross margins were very good, above our plan - contrary to prior quarters, we saw strength in our software, services, high end systems and archive/tape businesses (all of which drive good gross margins). But we also saw weakness in our midrange server and disk businesses. So margin dollars came in where we wanted, but the unit counts (the numbers of items we ship - which has an impact on component costs, and similar to the developer world, future opportunities) were below our expectations. As we said in our second quarter, we expected Q3 to be a "seasonally challenging" quarter - that's exactly what it was.

Following our results announcement, here were some of questions I heard:

Why was revenue below where we (and a consensus of financial analysts) wanted it? Is the US slowing down?
I'm not a big believer in excuses, we just didn't deliver the revenue. But the US and UK were our weakest territories, and they, in combination, account for the majority of our revenues - so a slowdown there is hard to recover globally. Answering "why?" is our problem, not an economist's or sub-prime mortgage pundit's.

We did take more inventory out of the channel - $30m or so - which comes straight off the top line. But I'd rather invest our cash in growing our business, than filling a warehouse. Even if it has a short term depressing effect on the top line.

What about by sector?
Within the US, we saw strength in our federal government business. Our telco/media business did very well, too, and financial services was near its overall plan. Those three verticals, in combination, account for the majority of our US revenue. But our business in smaller, "general territory" accounts was slower than in prior quarters.

As an interesting (and unrelated) aside, I was in Nashville earlier in the week speaking at a big government conference, and had a chance to spend a little time with General James Cartwright - who told me he maintains an (internal only) blog. Think about that, a four star general, the individual with singular responsibility for US space operations, nuclear weapons, command and control, and that's only a partial job description - maintains a blog. Why? "It flattens the org." "Are comments open?" "Yes." That's courage.

How do customers feel about your products?
From what I hear, and what Gartner recently backed up, they feel better than ever about the competitiveness, innovation, and roadmap we're presenting. Across the board. Our products are now demonstrably faster and more price/performant, from our mainframes down to our volume systems. Thumper's defining a new category as Solaris builds its reputation as a storage OS, and continues to gain momentum and create partnering opportunities.

Where was business strongest?
Korea, Latin America and Australia were strongest, and showed significant double digit growth year over year. Largely from growing telecommunications investments, but also media/entertainment, and high performance computing wins.

What about by product group? Product segment?
Revenues for almost everything grew year over year with the exception of disk storage. We saw strength in our archive/tape business, and Thumper delivered another collection of great design wins (but admittedly small revenues). Our x64 business, where we've been focusing quite a bit, grew more aggressively in revenue than units- which is a shift we'd somewhat expected as we started delivering higher value/scale x64 systems. But it was a more dramatic shift than we'd planned (and one we're hoping to balance - driving both volume and value). Our Niagara ultra-efficient servers delivered another solid quarter, growing ~100% year over year.

Our OEM Software business signed Java platform licenses with a few very high profile consumer electronics companies (who didn't give us permission to reference them, at least in time for our earnings call) - which points to the continuing rise of Java (and RIA) on all network clients. And we added more than 200,000 employees to our Java Enterprise System subscriber base - an ingredient in the growth of our deferred revenue (14%, y/y).

What about April's new product announcements - did they impact the quarter?
We announced a series of new products/offerings a couple weeks ago, and have been upgrading the product line across the board throughout the year. We finally announced the fruits of our collaboration with Fujitsu, and the tapeout (and just yesterday, the booting up) of our ROCK systems. We introduced Streamstar, our new platform for high-scale video delivery (more in a later update on Streamstar). We're starting to preview our Niagara 2 systems (scheduled to ship early next fiscal year), and our newest Intel products are about to come on line.

Which is all to say, I feel great about our technology progress - did that roadmap disrupt revenue? It had to have some impact, there's just no great way of quantifying it. Then again, I'd rather get new products announced and ramping, than keep everything a state secret and hope customers find out on their own.

What about 4% GAAP operating profit in Q4? Are you still committed?
In my view, we have to meet our investor commitments independent of economic climate. And that's certainly our intent.

What about the 25th Anniversary Sale - what's going on with that?

Among Sun's biggest challenges is driving greater awareness of our offerings - so we're doing a lot of things to recruit new customers and drive adoption of Sun technology. We know these prospects search for new products on the web first, and that's primarily where we focu our efforts.

We have a Startup Essentials program, which targets very small/young companies with aggressive discounting (companies younger than four years old with fewer than 150 employees get extremely aggressive discounts, on a limited number of units); we've continue to build up our Try and Buy program, where any customer can simply request a product from Sun, fill out a form, and we'll send it out for a free 60 day trial. And we just opened Network.com, the ultimate low-touch Sun demonstration, to a global audience. These programs are designed to be "channel friendly," in that qualified lead data goes out to our channel partners, who see the program as air cover from Sun to drive our collective business.

But we blew it on the 25th Anniversary Sale - we did a poor job of making it "channel friendly" from the start, communicating with our partners. We were hazy on details around lead dissemination, credits and offer qualifications, and although we've been investing to grow our channel relationship, this didn't come off that way. It felt like a slap. For which I apologize - our channel is an incredibly valuable asset, and like I said, we blew it here for the channel (although the customers I've spoken to love the promotion). And we're going to make it up.

All that said, the 25th Anniversary Sale is a very tiny program - with strict limitations. And having seen the daily results, its biggest impact won't be financial.

And finally, a question not asked by investors, but increasingly being asked about inside Sun,

What is Project Indiana?
I can't tell you. Yet.

Why not?
Because Ian said it was a secret we couldn't reveal.

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And now, a note from our attorneys:

Safe Harbor Statement
Jonathan's blog contains forward-looking statements regarding the future results and performance of Sun including statements with respect to Thumper, the Solaris operating systems, Sun's expectations with respect to balancing x64 revenue and units; the continuing rise of Java (and rich internet applications, or "RIA") on all network clients; our expectations with respect to when Niagara 2 systems will ship and when our newest Intel products will come on line; and our intention to achieve 4% GAAP operating profit in Q4. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those predicted in any such forward-looking statements. Factors that could cause actual results to differ materially from those contained in such forward-looking statements include: risks associated with developing, designing, manufacturing and distributing new products; lack of success in technological advancements; pricing pressures; lack of customer acceptance of new products; the possibility of errors or defects in new products; competition; adverse business conditions; failure to retain key employees; the cancellation or delay of projects; our reliance on single-source suppliers; risks associated with our ability to purchase a sufficient amount of components to meet demand; inventory risks; and delays in product development or customer acceptance and implementation of new products and technologies. Please also refer to Sun's periodic reports that are filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended October 1, 2006 and December 31, 2006. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements, except as required by law.